Exhibit  99  -  Press  release  issued  October  19,  2001
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FOR  IMMEDIATE  RELEASE

ANALYSTS  CONTACT:  THOMAS  CONNELLY
Director  of  Investor  Relations
Phone:  248-702-6240

MEDIA  CONTACT:  FRANCIS  R.  LIEDER
Manager  of  Media  Relations
Phone:  810-987-2200  Ext.  4186

SEMCO  ENERGY  ANNOUNCES  SENIOR  MANAGEMENT  CHANGES

     Farmington  Hills,  October  19,  2001

SEMCO ENERGY, Inc. (NYSE: SEM) today announced two senior-level organizational changes that will aid planned efforts to right-size its organizational structure.

Sebastian Coppola, Senior Vice President & Chief Financial Officer since January 1999 and Samuel Dallas, Vice President of Finance since May of 1999, have left the Company.

A search has been instituted for a new Chief Financial Officer. In the interim, all financial and accounting operations will be overseen by Vice President and Controller Steven Warsinske, a SEMCO employee since 1978.

Mr. Warsinske is a graduate of Eastern Michigan University with a BBA in Accounting and holds a Masters of Science in Taxation from Walsh College. He is a Certified Internal Auditor and a member of the Finance and Accounting Committee of the Michigan Electric and Gas Association.

"Today, our industry is characterized by an increasingly delicate balance between costs and profitability," said Marcus Jackson, SEMCO ENERGY President and CEO. "Some of our financial operations can be consolidated, thus reducing costs. Our imperative is to execute, in the most efficient way possible, our business strategy. I have every confidence that Steve Warsinske, a long-time employee, will help us achieve that goal," he concluded.

     SEMCO ENERGY, Inc. is a diversified energy and infrastructure company that distributes natural gas to more than 367,000 Customers in Michigan and Alaska. It also owns and operates businesses involved in natural gas engineering and quality assurance services, pipeline construction services, propane distribution, intrastate pipelines and natural gas storage in various regions of the United States. In addition, it provides information technology and outsourcing services, specializing in the mid-range computer market.

The following is a "Safe-Harbor" statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties. Statements that are not historic facts, including statements about the Company's outlook, beliefs, plans, goals and expectations, are forward-looking statements. Factors that may impact forward-looking statement include, but are not limited to, the effects of weather, the economic climate, competition, commodity prices, changing conditions in the capital markets, regulatory approval processes, success in obtaining new business and other risks detailed from time to time in the company's Securities and Exchange Commission filings.